Exhibit 99.1


        Computer Access Technology Reports Earnings Per Share of $0.01
                    On Revenue of $4.1 Million for Q4 2003

    SANTA CLARA, Calif., Jan. 29 /PRNewswire-FirstCall/ -- Computer Access Technology Corporation (Nasdaq: CATZ) (CATC), a communication protocols expert company, today reported financial results for the fourth quarter ended December 31, 2003. Revenue for the fourth quarter of 2003 was $4.1 million, compared to $3.5 million for the fourth quarter of 2002 and $4.0 million for the third quarter of 2003. The Company reported an operating profit of $51,000 for the fourth quarter of 2003 compared with an operating loss of $1.9 million in the fourth quarter of 2002. Combined with net other income of $155,000, the resulting net profit for the fourth quarter of 2003 was $206,000, or $0.01 per share, compared to a net loss of $2.5 million, or $(0.13) per share in the fourth quarter of 2002. The Company's net profit includes the amortization of stock based compensation. The Company generated $293,000 in cash flow from operations during the fourth quarter of 2003.
    For the fourth quarter of 2003, the Company's gross profit margin was 81.4%, compared to 77.4% in the fourth quarter of 2002. For the fourth quarter of 2003, cost of revenue totaled $777,000. The Company's operating expenses totaled $3.3 million.
    Dan Wilnai, Founder and Chief Executive Officer, said: "2003 was a very exciting and productive year for CATC. During the year, we significantly increased the addressable market for the company by entering major communication protocol markets including Fibre Channel, PCI Express and Serial Attached SCSI (SAS). In addition, we broadened and enhanced the product offerings for our existing technologies, extended the warranty on all of our analyzer product lines, launched several new customer focused services, and added new distribution channels worldwide."
    In November, CATC announced the promotion of Carmine J. Napolitano from Vice President and Chief Financial Officer to President, taking over that role from Dan Wilnai. As part of the change, Mr. Napolitano assumed responsibility for the day-to-day operations of CATC allowing Mr. Wilnai to continue to focus his attention on CATC's strategic initiatives as its Chief Executive Officer and Chairman of the Board.
    Mr. Napolitano said: "We are very optimistic about 2004. With our existing, broad product portfolio and the new products that are under development, CATC is well positioned to take advantage of the improving global business environment. We are excited about the future and plan to continue to deliver reliable, quality products and excellent service to our customers. CATC has an outstanding team, a large and loyal customer base, an excellent reputation for quality products, customer service and technical innovation, all of which is supported by a very solid balance sheet."
    During the quarter CATC made the following corporate announcements:

    In December, CATC announced that it had moved its worldwide corporate headquarters to new and larger facilities in Santa Clara, California, taking advantage of the attractive long-term leasing environment in the Silicon Valley.
    Also on December 24, 2003, CATC issued the following statement concerning its litigation with Catalyst Enterprises: "Computer Access Technology Corporation (CATC), a leading communications protocol expert company, today announced that CATC and Catalyst have entered into a cross-licensing agreement which settles a lawsuit between them currently pending in federal court. Under the terms of the settlement Catalyst does not admit any wrongdoing or liability and both parties will bear their own costs of the litigation. The other terms of the settlement are confidential."
    During the quarter CATC made the following product related announcements:

    -- Release of Version 2.03 of its USB protocol expert analysis software enabling digital camera, printer, cell phone and PDA designers to use CATC's USB analyzers to capture, decode and analyze Picture Transfer Protocol traffic.
    -- Introduction of the Merlin II, CATC's latest edition to its extensive line of lightweight, highly portable expert Bluetooth protocol analyzers. The Merlin II is compliant with the recently ratified version of the Bluetooth specification, Version 1.2, and offers extensive triggering capabilities, robust filtering, and the spooling of data to external disk drives for virtually unlimited memory capacity.
    -- Availability of its PCI Express mid-bus probe, a non-intrusive, high-impedance device allowing users to quickly and efficiently search for, isolate and capture essential PCI Express data.
    -- Release of its SATracer 3G analyzer, capable of capturing, decoding and analyzing the latest version of the Serial ATA (SATA) specifications at speeds up to 3 Gbps. In addition to its ability to analyze SATA communications, the SATracer 3G is upgradeable to simultaneously capture and analyze Serial Attached SCSI (SAS) traffic.
    -- Availability of its PETrainer, a PCI Express traffic generator and exerciser capable of supporting x1 and x4 links, as a complementary product to its successful line of PCI Express analyzers. The PETrainer works in conjunction with CATC's PCI Express analyzers to deliver a comprehensive analysis and testing solution capable of assisting developers with early validation of product designs along with error injection and stress testing in preparation for PCI Express compliance testing.
    -- Release of Version 2.2 of its BTTracer/Trainer software allowing
       Bluetooth developers to analyze Bluetooth Version 1.2 traffic and supporting Bluetooth Version 1.1 traffic generation.
    -- Expansion of the capabilities of its Serial Attached SCSI (SAS) analyzer, the SASTracer. The 4-Wide SASTracer can simultaneously probe 1, 2, 3, or 4 SAS links and supports cooperative triggering and filtering across multiple links.

    Conference Call, Webcast
    CATC has scheduled a conference call for analysts and investors to discuss our quarterly results at 8:00 a.m. PST on Thursday, January 29, 2004. Open to the public, a live Webcast of the conference call will be accessible from the "Investor Relations" section of CATC's website
( http://www.catc.com/investor/ ). Following the live Webcast, an archived version of the Webcast will be available on the CATC website through February 29, 2004.

    About CATC
    CATC, a communication protocol expert company, provides advanced verification systems and connectivity products for existing and emerging digital communications standards such as Bluetooth, Ethernet, Fibre Channel, IEEE 1394, InfiniBand, PCI Express, SCSI, Serial ATA, Serial Attached SCSI
(SAS) and USB. CATC products are used by semiconductor, device, system and software companies at each phase of their products' lifecycles from development through production and market deployment. CATC's expert protocol analysis systems allow customers to monitor communications traffic, diagnose design and operational problems and confirm interoperability and standards compliance. Technicians also use CATC's test and analysis products on production lines and for maintenance of deployed systems and networks. CATC was founded in 1992 and is headquartered in Santa Clara, California. For more information regarding CATC and its products, please visit http://www.catc.com/ .

    Regarding Forward-Looking Statements
    This press release may contain forward-looking statements based on CATC's current expectations, such as availability of product, market acceptance and competition, management capability and experience, levels of growth, profitability and shareholder value. These forward-looking statements involve risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements, such as CATC's production of new products, market acceptance of its products, competitive pressures, management performance, success of growth, profitability and increased shareholder value. These factors, as well as other factors that could cause actual results to differ materially, are discussed in more detail in CATC's Annual Report on Form 10K, filed March 21, 2003, its most recent Form 10-Q filed on November 13, 2003 and subsequent filings CATC may make with the SEC, as amended, which can be viewed at the Securities and Exchange Commission's website at http://www.sec.gov/ .

    NOTE: CATC, Computer Access Technology Corporation, CATC Trace, Merlin II, SASTracer 3G, PETrainer, BTTracer/Trainer, and SATracer, are proprietary marks of Computer Access Technology Corporation. All other company names and marks may be trademarks of the respective companies with which they are associated.


                    COMPUTER ACCESS TECHNOLOGY CORPORATION
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                          (unaudited, in thousands)

                                                      Dec. 31,       Dec. 31,
                                                       2003           2002
                       ASSETS

    Current assets:
      Cash and cash equivalents                      $34,116        $30,846
      Short-term investments                           1,055         12,905
      Trade accounts receivable, net                   3,180          1,724
      Inventories                                        907          1,032
      Other current assets                               675          2,632
        Total current assets                          39,933         49,139
    Long-term investments                              9,367             --
    Property and equipment, net                          768            999
    Purchased intangibles                                167            305
    Other assets                                         114             87
                                                     $50,349        $50,530

           LIABILITIES AND STOCKHOLDERS' EQUITY

    Current liabilities:
      Accounts payable                                  $393         $1,326
      Accrued expenses                                 2,919          1,247
      Accrued restructuring                               29            270
      Deferred revenue                                   535            485
        Total current liabilities                      3,876          3,328
    Deferred rent                                          2             --
        Total liabilities                              3,878          3,328

    Stockholders' equity:
      Common stock                                        19             19
      Additional paid-in capital                      52,595         53,210
      Deferred stock-based compensation                  (32)          (324)
      Accumulated deficit                             (6,111)        (5,703)
        Total stockholders' equity                    46,471         47,202
                                                     $50,349        $50,530


                    COMPUTER ACCESS TECHNOLOGY CORPORATION
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (unaudited, in thousands, except per share amounts)

                                  Three Month Periods
                                        Ended             Years Ended
                                      December 31,        December 31,
                                   2003       2002      2003       2002

    Revenue                       $4,137     $3,515    $15,250    $14,446
    Cost of revenue (inclusive
     of amortization of deferred
     stock-based compensation of
     $7 and $26 in the three month
     periods ended December 31,
     2003 and 2002, respectively,
     and of $36 and $138 in the
     years ended December 31, 2003
     and 2002, respectively)         769        680      3,038      2,995
    Amortization of acquired
     developed technology              8        142         35        319
    Gross profit                   3,360      2,693     12,177     11,132
    Operating expenses:
      Research and development
       (exclusive of amortization
       of deferred stock-based
       compensation of $4 and $68
       in the three month periods
       ended December 31, 2003 and
       2002, respectively, and of
       $127 and $100 in the years
       ended December 31, 2003 and
       2002, respectively)         1,298      1,444      5,206      7,382
      Sales and marketing
       (exclusive of amortization
       of deferred stock-based
       compensation (recovery) of
       $11 and $12 in the three
       month periods ended
       December 31, 2003 and 2002,
       respectively, and of $80
       and $(119) in the years
       ended December 31, 2003
       and 2002, respectively)     1,439      1,235      5,064      4,813
      General and administrative
       (exclusive of amortization
       of deferred stock-based
       compensation (recovery) of
       $4 and $(70) in the three
       month periods ended
       December 31, 2003 and 2002,
       respectively, and of $24
       and $414 in the years
       ended December 31, 2003
       and 2002, respectively)       527      1,560      2,351      5,159
      Goodwill impairment             --         --         --      1,427
      Acquired in-process
       research and development       --         --         --        410
      Amortization of purchased
       intangibles                    26         26        104        266
      Restructuring expenses          --        365         --        808
      Amortization of deferred
       stock-based compensation       19         10        231        395
        Total operating expenses   3,309      4,640     12,956     20,660
    Income (loss) from operations     51     (1,947)      (779)    (9,528)
    Other income, net                155        200        641        727
    Income (loss) before
     provision for (benefit from)
     income taxes                    206     (1,747)      (138)    (8,801)
    Provision for (benefit from)
     income taxes                     --        759         --     (1,702)
    Net income (loss)               $206    $(2,506)     $(138)   $(7,099)
    Net income (loss) per share:
      Basic and diluted            $0.01     $(0.13)    $(0.01)    $(0.37)
    Weighted average shares
     outstanding:
      Basic                       19,389     19,425     19,323     19,205
      Diluted                     20,508     19,425     19,323     19,205


SOURCE  Computer Access Technology Corporation
    -0-                             01/29/2004
    /CONTACT: Carmine J. Napolitano of Computer Access Technology Corporation, +1-408-486-7786, or investor.relations@catc.com/
    /Web site:  http://www.catc.com /
    (CATZ)

CO:  Computer Access Technology Corporation
ST:  California
IN:  CPR SEM HRD NET
SU:  ERN CCA ERP